POWER OF ATTORNEY The undersigned, as a Section 16 reporting person of Udemy, Inc. (the “Company”), hereby constitutes and appoints: 1. Ken Hirschman, Daniel Horwood and Barbara Gunnufson of the Company and James Babikian and Andrew Chew of Wilson Sonsini Goodrich & Rosati, Professional Corporation, each the undersigned’s true and lawful attorneys-in-fact, to prepare on the undersigned’s behalf, and submit to the Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain EDGAR codes enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC; and 2. The General Counsel, the Director, Equity Management and any Associate General Counsel of the Company, and each of the responsible attorneys and paralegals of Wilson Sonsini Goodrich & Rosati, P.C., each the undersigned’s true and lawful attorneys-in-fact and each with full power of substitution and resubstitution, to complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities of the Company. The undersigned further authorizes each of the said attorneys-in-fact to do all acts necessary in order to file such forms with the SEC, any securities exchange or national association, the Company and such other persons or agencies as any such attorney-in-fact shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended). This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of August, 2023. Signature: /s/ Richard Qiu Print Name: Richard Qiu